Exhibit 5.1

Letterhead of

Bartlit Beck Herman Palenchar & Scott LLP

                    , 2008

Real Goods Solar, Inc.

360 Interlocken Boulevard

Broomfield, Colorado 80021

Re:	Registration Statement on Form S-1 (Registration No. 333-149092)

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing of the Registration Statement on Form S-1, File No. 333-149092 (the “Registration Statement”) as amended, including any related prospectus or prospectus supplement filed with the Registration Statement (the “Prospectus”), of Real Goods Solar, Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, covering an underwritten public offering of              shares (             shares if the underwriters’ over-allotment option is exercised in full) of the Company’s Class A common stock, $.0001 par value per share (the “Shares”). All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the form of Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company, as issuer, and ThinkEquity Partners LLC, as representative of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement; (ii) the Certificate of Incorporation of the Company as currently amended and filed with the Secretary of State of Colorado; (iii) the Bylaws of the Company as currently in effect; and (iv) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, that the parties to all executed documents (other than the Company, its directors and officers) had all requisite power to enter into and perform all obligations thereunder, the due authorization by all requisite action of such documents, the due execution and delivery by such parties of such documents (where due execution and delivery are a prerequisite to the effectiveness thereof), and the validity and binding effect of such documents on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the truth, accuracy and completeness of statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that: when (i) the Registration Statement becomes effective under the Securities Act and the Prospectus has been filed with the Commission, (ii) the Underwriting Agreement has been duly executed and delivered; (iii) the Shares have been duly registered by the transfer agent and registrar, issued in the form and containing the terms described in the Registration Statement and the Prospectus and delivered to and paid for by the Underwriters at the price per share determined by the Board of Directors of the Company as described in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Colorado. Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or “blue sky” laws, statutes, rules or regulations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus, and in any amendment or supplement thereto. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Bartlit Beck Herman Palenchar & Scott LLP